UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant

to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF BIOMX INC.

Proxy Statement dated July 7, 2022
and first mailed to stockholders on or about July 7, 2022

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of BiomX Inc. (the “Company”) at 8:00 a.m., Eastern Time, on Wednesday, August 24, 2022. This year’s Annual Meeting will be held entirely online to allow for greater participation in light of continuing concerns about the coronavirus (COVID-19) pandemic. Stockholders may participate in this year’s annual meeting by visiting the following hosting URL: www.virtualshareholdermeeting.com/PHGE2022.

Your vote is very important! Whether or not you plan to attend the Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

A record of our business activities for the 2021 fiscal year is contained in our 2021 Annual Report to Stockholders. Thank you for your confidence and continued support.

Sincerely,
/s/ Jonathan Solomon
Jonathan Solomon Chief Executive Officer

NOTICE OF 2022 Annual Meeting OF STOCKHOLDERS

Time	8:00 a.m., Eastern Time

Date	Wednesday, August 24, 2022

Place	The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/PHGE2022.

Purpose

1. To elect two Class II directors to serve until the 2025 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified;

2. To approve an amendment to the amended and restated certificate of incorporation of the Company to increase the number of authorized shares of Common Stock from sixty million (60,000,000) shares, par value $0.0001 per share to one hundred and twenty million (120,000,000) shares of Common Stock, par value $0.0001 per share;

3. To authorize the Company’s Board of Directors to amend the amended and restated certificate of incorporation of the Company to effect one reverse stock split of the Company’s outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as our Board of Directors shall determine, in its sole discretion, any time before August 24, 2023;

4. To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022; and

5. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date	The Board of Directors has fixed the close of business on June 29, 2022 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PHGE2022, you must enter the control number found on your proxy card, voting instruction form or Notice card.

Voting by Proxy

YOUR VOTE IS VERY IMPORTANT. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting, but if you are not able to attend virtually, please submit your vote as soon as possible as instructed in the Notice, proxy card or voting instruction form.

Beginning on or about July 7, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders of record on June 29, 2022. In addition, the proxy statement, the accompanying proxy card or voting instruction form, and our 2021 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access these materials online or may request printed or emailed copies.

We encourage you to vote your shares as soon as possible. Specific instructions for voting over the internet or mail are included in the Notice. If you attend the Annual Meeting online and vote electronically during the meeting, your vote will replace any earlier vote.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our executive offices for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By order of the Board of Directors,

/s/ Marina Wolfson
Marina Wolfson, Chief Financial Officer

July [●], 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 24, 2022: The proxy statement and our 2021 Annual Report to Stockholders are available at WWW.PROXYVOTE.COM

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
PROPOSAL 1 : ELECTION OF DIRECTORS	6
Nominees for Election	7
Other Currently Serving Directors	7
THE BOARD AND ITS COMMITTEES	9
Board Composition and Leadership Structure	9
Director Independence	9
Board Meetings and Attendance	9
Board Committees	9
The Board’s Role in Risk Oversight	11
Code of Business Conduct and Ethics	11
Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies	12
Stockholder Communications with Our Board	12
AUDIT COMMITTEE REPORT	12
PROPOSAL 2 : APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM SIXTY MILLION (60,000,000) SHARES, PAR VALUE $0.0001 PER SHARE TO ONE HUNDRED AND TWENTY MILLION (120,000,000) SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE	13
Possible Effects of the Authorized Share Increase	13
Potential Anti-takeover Effects of the Authorized Share Increase	14
Concurrent Approval of Reverse Stock Split	14
PROPOSAL 3: AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10	15
Purpose of Proposed Reverse Stock Split	15
Potential Effects of the Proposed Reverse Stock Split	16
Authorized Shares of Stock	18
Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates	18
Fractional Shares	19
No Appraisal Rights	19
Accounting Consequences	19
No Going Private Transaction	19
Potential Anti-Takeover Effect	19
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	20
Board Discretion to Implement the Reverse Stock Split	20
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022	21
Pre-Approval Policies and Procedures	21
Independent Registered Public Accounting Firm Fees	22
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	23
Executive Officer Compensation	23
Director Compensation	25
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
Policies and Procedures Regarding Transactions with Related Parties	27
Certain Related-Person Transactions	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	28
Security Ownership of Certain Beneficial Owners and Management	28
HOUSEHOLDING OF PROXY MATERIALS	30
OTHER MATTERS	30

i

BIOMX INC.
22 EINSTEIN St., 5th Floor, Ness Ziona 7414003, Israel

PROXY STATEMENT
FOR THE 2022 Annual Meeting OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2022
AT 8:00 A.M. Eastern Time

GENERAL INFORMATION

As used in this proxy statement, “we,” “us” and “our” refer to BiomX Inc. The term “Annual Meeting,” as used in this proxy statement, refers to the 2022 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about July 7, 2022, we sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the proxy materials, including the Notice of 2022 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2021 Annual Report to Stockholders (collectively, the “Proxy Materials”), are available to stockholders on the Internet. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock, par value $0.0001 per share (“Common Stock”) on or about July 7, 2022.

The Notice of Internet Availability provides instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability also provides voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and 2021 Annual Report to Stockholders are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

How do I attend the Annual Meeting?

The meeting will be held entirely online on Wednesday, August 24, 2022 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2022. Directions to the annual meeting may be found at www.biomx.com. Information on how to vote at the virtual Annual Meeting is discussed below.

When is the record date for the Annual Meeting?

The Board of Directors (the “Board”) has fixed the record date for the Annual Meeting as of the close of business on June 29, 2022 (the “Record Date”).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, a total of [●] shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

How do I vote by proxy before the Annual Meeting?

If your shares are held directly in your own name, and you received a Notice of Internet Availability, you may vote your shares over the internet at www.proxyvote.com. You may also vote your shares by mail or telephone by requesting a paper copy of the proxy materials, which will include a proxy card. The proxy card will contain instructions for voting by mail and telephone.

If your shares are held directly in your own name, and you received printed copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE American LLC (“NYSE American”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, or other nominee, the amendment to the amended and restated certificate of incorporation of the Company (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock, the authorization of our Board to effect one reverse stock split of our outstanding Common Stock, and the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Fiscal 2022”) are considered “routine” matters on which your broker may use its discretion to vote your shares without your instructions. The election of the Class II directors is not a “routine” proposal; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the election of the Class II directors.

How can I vote at the virtual Annual Meeting?

Stockholders of record may vote their shares electronically at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/PHGE2022.

If you hold your shares in street name, you may not vote your shares at the online Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other nominee.

I have shares registered in my name and, in addition, have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR election of each of the Class II director nominees (page 6);

Proposal 2: FOR approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from sixty million (60,000,000) shares, par value $0.0001 per share to one hundred and twenty million (120,000,000) shares of Common Stock, par value $0.0001 per share (page 13);

Proposal 3: FOR the authorization of our Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion, any time before August 24, 2023 (page 15); and

Proposal 4: FOR ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for Fiscal 2022 (page 21).

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	delivering written notice to the Company at any time before the close of voting at the Annual Meeting;

●	submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the Notice of Internet Availability or the proxy card; or

●	voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our amended and restated bylaws (“Bylaws”), the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST and to WITHHOLD, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to Proposals 1 or 4, but abstentions have the same effect as votes in opposition of Proposals 2 or 3.

Proposal 1 — Election of two Class II directors to serve until the 2025 annual meeting of stockholders

Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected. Only FOR and WITHHOLD votes will affect the outcome. Abstentions and broker non-votes will have no effect on Proposal 1.

Proposal 2 —Approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from sixty million (60,000,000) shares, par value $0.0001 per share to one hundred and twenty million (120,000,000) shares of Common Stock, par value $0.0001 per share

The approval of the amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company requires the vote of the holders of a majority of the shares of Common Stock outstanding. Abstentions have the same vote as a vote against Proposal 2. There will be no broker non-votes on Proposal 2 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Proposal 3 — Approval of an authorization of our Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion, any time before August 24, 2023

The approval of the authorization of our Board of Directors to effect one reverse stock split of our outstanding Common Stock requires the vote of the holders of a majority of the shares of Common Stock outstanding. Abstentions have the same vote as a vote against Proposal 3. There will be no broker non-votes on Proposal 3 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Proposal 4 — Ratification of selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2022

The ratification of the selection of Kesselman & Kesselman as our independent registered public accounting firm for Fiscal 2022, requires the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have no effect on the voting of Proposal 4. There will be no broker non-votes on Proposal 4 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2023 Annual Meeting, we must receive them on or before March 9, 2023, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2023 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o BiomX Inc., 22 Einstein Street, 5th Floor, Ness Ziona 7414003, Israel. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the annual meeting; provided, however, that in the event that less than 45 calendar days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, we must receive the notice not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure is made. Your written notice must contain specific information required in Section 2 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact Marina Wolfson, at marinaw@biomx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven directors, of which six members are currently in office, with one vacancy following the resignation of one of our directors in March 2022. Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of one director, Class II consists of two directors and Class III consists of three directors. We are currently searching for a replacement to fill the vacancy in Class I.

Our Certificate of Incorporation provides that at the Annual Meeting, directors will be elected to succeed those directors whose terms expire. Such elected directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Accordingly, the Class II directors shall be elected by our stockholders to serve until the 2025 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each class is elected to serve a staggered three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. As noted above, there is currently one vacancy on the Board. All nominees are currently serving on our Board and have consented to be named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Class II		2022
Dr. Gbola Amusa	48		Director	2018
Jonas Grossman	48		Director	2017
Class III		2023
Dr. Russell Greig	69		Chairman	2019
Jonathan Solomon	45		Chief Executive Officer and Director	2019
Lynne Sullivan	56		Director	2019
Class I		2024
Dr. Alan Moses	74		Director	2020

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF THE CLASS II DIRECTOR NOMINEES IN PROPOSAL 1

Information About the Board

The principal occupation, business experience and education of each nominee for election as a director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Dr. Gbola Amusa has served as a director of the Company since March 2018, and served as the Executive Chairman of the Company from March 2018 to October 2019. Dr. Amusa served as Executive Chairman and Chief Science Officer of Chardan Healthcare Acquisition 2 Corp. until its merger in September 2021 with Renovacor, Inc. (NYSE: RCOR). He is currently a director of Renovacor and Partner, Head of Healthcare Equity Research at Chardan Capital Markets LLC, or Chardan, since December 2014. At Chardan, he has established the healthcare vision by focusing on disruptive healthcare segments, such as gene therapy/genetic medicines, that have the highest potential for significant investment returns. Dr. Amusa was previously Managing Director, Head of European Pharma Research, and Global Pharma & Biotech Coordinator at UBS (from 2007 to 2013), where he oversaw 25 analysts. Prior to UBS, Dr. Amusa was a Senior Research Analyst and Head of European Pharma research at Sanford Bernstein. He started his career in finance at Goldman Sachs as an Associate in the Healthcare Investment Banking Group, where he worked on large transactions including the Amgen/Immunex merger. Additionally, Dr. Amusa was previously a Healthcare Finance & Strategy Consultant working with governments, companies, leading foundations and think tanks. He has also served as a member of the board of Alliance for Cancer Gene Therapy since September 2021. He holds an M.D. from Washington University Medical School, an M.B.A. with High Honors from the University of Chicago Booth School of Business, and a B.S.E. with Honors from Duke University.

We believe that Dr. Amusa’s qualifications to sit on our Board include his board and management experience in the capital markets and the pharmaceutical and biotech industries.

Jonas Grossman has served as a director of the Company from its formation in November 2017. Mr. Grossman served as President and Chief Executive Officer of Chardan Healthcare Acquisition 2 Corp. until its merger in September 2021 with Renovacor, Inc. (NYSE: RCOR). He is currently a director of Renovacor, and a Managing Partner and Head of Capital Markets for Chardan since December 2003 and has additionally served as President of Chardan since September 2015. With nearly two decades of transactional and special acquisition company expertise, Mr. Grossman has led or managed more than 400 transactions, including providing underwriting and business combination advisory services to more than 80 special purpose acquisition companies in a variety of industries. Mr. Grossman has been a founder and member of the board of six special purpose acquisition companies, of which on four he also has served as Chief Executive Officer and President. Since April 2020, Mr. Grossman has served as the President and Chief Executive Officer of Chardan Healthcare Acquisition 2 Corp. which announced its merger with Renovacor, Inc. in March 2021, and serves as the President and Chief Executive Officer of Chardan NexTech Acquisition 2 Corp. He also served as the Company’s President and Chief Executive Officer from March 2018 until October 28, 2019, the date of the merger of CHAC Merger Sub Ltd. with and into BiomX Ltd. (“BiomX Israel”), whereby BiomX Israel became our wholly-owned subsidiary (the “Business Combination”). Mr. Grossman was a founder and director of LifeSci Acquisition Corp. from March 2020 until the close of its business combination with Vincera Pharma, Inc. in December of 2020. He has served as a director to Ventoux CCM Acquisition Corp. since December 2020. Previously, from 2001 to 2003, Mr. Grossman worked at Ramius Capital Group, LLC, a global multi-strategy hedge fund where he served as Vice President and Head Trader. Mr. Grossman holds a B.A. in Economics from Cornell University and an M.B.A. from NYU’s Stern School of Business. He has served on the board of directors for UNICEF since December 2016.

We believe that Mr. Grossman’s qualifications to sit on our Board include his extensive board and management experience in business and capital markets.

Other Currently Serving Directors

Dr. Russell Greig has served as a director and chairman of the Board of the Company since October 2019. Dr. Greig has more than 35 years’ experience in the pharmaceutical industry, with knowledge and expertise in research and development, business development and commercial operations. He spent the majority of his career at GlaxoSmithKline, or GSK, where he held a number of positions including GSK’s President of Pharmaceuticals International from 2003 to 2008 and Senior Vice President Worldwide Business Development. From 2008 to 2010, Dr. Greig was also President of SR One, GSK’s corporate venture group. He is currently Chairman of MedEye NV (formerly - Mint Solutions, The Netherlands) and eTheRNA immunotherapies NV (Belgium). In addition, Dr. Greig previously served on the boards of Sanifit (Spain) (acquired by Vifor Pharma AG (SWX: VIFN), Tigenix N.V. (acquired by Takeda Pharmaceutical Company Limited), Ablynx N.V. (acquired by Sanofi, France) and Merus N.V. (Nasdaq: MRUS). He was previously Chairman of Syntaxin Ltd (UK) (sold to Ipsen), Novagali Pharma S.A. (France) (acquired by Santen Pharmaceutical Co., Ltd.), and Isconova AB (Sweden) (acquired by Novavax, Inc. (Nasdaq: NVAX)). He served as acting Chief Executive Officer at Genocea Biosciences (Nasdaq: GNCA) and Isconova AB for an interim period. He was also a member of the Scottish Scientific Advisory Committee, reporting to the First Minister of Scotland.

We believe that Dr. Greig’s qualifications to sit on our Board include his extensive board and leadership experience in business development and in drug research and development in the pharmaceutical industry.

Jonathan Solomon has served as the Chief Executive Officer and as a director of the Company since October 2019. Mr. Solomon served as Board member of BiomX Israel from February 2016 and also as Chief Executive Officer from February 2017 to October 2019. From July 2007 to December 2015, Mr. Solomon was a co-founder, President, and Chief Executive Officer of ProClara Biosciences Inc. (formerly NeuroPhage Pharmaceuticals Inc.), a biotechnology company pioneering an approach to treating neurodegenerative diseases. Prior to joining ProClara, he served for ten years in a classified military unit of the Israeli Defense Forces. Mr. Solomon holds B.Sc. magna cum laude in Physics and Mathematics from the Hebrew University, an M.Sc. summa cum laude in Electrical Engineering from Tel Aviv University, and an MBA with honors from the Harvard Business School.

We believe that Mr. Solomon’s qualifications to sit on our Board include his extensive board and management experience in the biotech industry.

Lynne Sullivan has served as a director of the Company since November 2019. Ms. Sullivan has served as the Chief Financial Officer of UNITY Biotechnology, Inc. (Nasdaq: UBX) since August 2020. Prior to that she was the Chief Financial Officer of Compass Therapeutics, LLC, a biotechnology company (“Compass”), where she worked from December 2018 to August 2019. Prior to Compass, Ms. Sullivan served as Biogen Inc.’s Senior Vice President of Finance from 2016 to December 2018, where she also served as Vice President of Tax and Corporate Finance from February 2015 to March 2016 and Vice President of Tax from April 2008 to February 2015. Prior to that, Ms. Sullivan was the Vice President Tax at EMD Serono and the Vice President of Tax North America at Merck KGaA. Ms. Sullivan is currently a member of the board of directors of Solid Biosciences Inc., a public life sciences company (Nasdaq: SLDB) and Inozyme Pharma, Inc. (Nasdaq: INZY). Ms. Sullivan was previously a member of the board of directors of resTORbio, Inc., a public biopharmaceutical company (Nasdaq: TORC) and Inheris Pharma. Ms. Sullivan was a Certified Public Account for over 20 years and was also a Tax Partner at Arthur Anderson, where she led the North East Region’s Tax Consulting Practice for the firm. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University.

We believe that Ms. Sullivan’s qualifications to sit on our Board include her finance leadership and extensive board experience.

Dr. Alan Moses has served as a director of the Company since October 2020. Dr. Moses has been a Board member of Chemomab Therapeutics, Ltd. (Nasdaq: CMMB) since March 2021. Dr. Moses served as the Global Chief Medical Officer of Novo Nordisk A/S from 2013 until his retirement in 2018. Prior to that he served in various roles at Novo Nordisk A/S since 2004, beginning as Associate Vice President of Medical Affairs in the United States. Throughout his career, Dr. Moses has specialized in developing novel therapeutics and diagnostics for diabetes mellitus. He co-founded and directed the Clinical Investigator Training Program at Beth Israel Deaconess-Harvard Medical School-MIT. From 1998 to 2004, Dr. Moses served as Senior Vice President and Chief Medical Officer of the Joslin Diabetes Center with specific responsibility for the Joslin Clinic, and has served as a member of the Board of Joslin Diabetes Center since December 2021. Dr. Moses earned his MD from the Washington University School of Medicine in St. Louis, worked for three years at the National Institutes of Health, completed his clinical endocrine/diabetes training at Tufts New England Medical Center, and studied Health Care Strategy at Harvard Business School.

We believe that Dr. Moses’ qualifications to sit on our Board include his extensive leadership experience in clinical development in the pharmaceutical industry.

THE BOARD AND ITS COMMITTEES

Board Composition and Leadership Structure

As of July 7, 2022, the Board is comprised of six members. There is currently one vacancy on the Board, created after Mr. Paul Sekhri resigned from our Board on March 29, 2022. The Board has a flexible policy with respect to the combination or separation of the offices of Chairman of the Board and Chief Executive Officer. Currently, Dr. Russell Greig serves as our independent Chairman, and Mr. Jonathan Solomon serves as our Chief Executive Officer. The Board believes that by having separate roles, the Chief Executive Officer is able to focus on the day-to-day business and affairs of the Company and the Chairman is able to focus on key strategic issues, board leadership and communication. While the Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead it to combine these roles.

Director Independence

The NYSE American requires that a majority of the Board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, as determined by the Board, would interfere with the exercise of his or her objective judgment and will meet the required standards for independence, as established by the applicable rules and regulations of the NYSE American and the SEC.

Dr. Gbola Amusa, Dr. Russell Greig, Mr. Jonas Grossman, Dr. Alan Moses and Ms. Lynne Sullivan are our independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

At least annually, the Board evaluates all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of NYSE American and the SEC independence standards.

Board Meetings and Attendance

The Board held thirteen meetings, including actions by written consent, during the fiscal year ended December 31, 2021. Each of the incumbent directors attended at least 75% the meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2021, including actions by written consent (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). We have no policy regarding attendance of our directors at the Annual Meeting. None of our directors (who were directors at the time of our 2021 annual meeting of stockholders) attended our 2021 annual meeting of stockholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website, www.biomx.com.The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for the year ended December 31, 2021 for each committee:

Name	Audit Committee	Compensation Committee	Nominating Committee
Dr. Russell Greig	X	X	Chair
Dr. Gbola Amusa	X
Jonas Grossman		X	X
Dr. Alan Moses		Chair
Jonathan Solomon
Lynne Sullivan*	Chair		X
Total committee meetings and actions by written consent in 2021	7	3	2

*Financial	Expert

Below is a description of each committee of the Board.

Audit Committee

Our Audit Committee engages the Company’s independent accountants: reviews their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; reviews the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; reviews the Company’s compliance with legal and reviews regulatory requirements; and reviews the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee has held seven meetings, including actions by written consent, during 2021.

The members of the Audit Committee are Ms. Lynne Sullivan, Dr. Gbola Amusa and Dr. Russell Greig, each of whom is an independent director under NYSE American’s listing standards and satisfies the additional independence requirements of Rule 10A-3 of the Exchange Act. Ms. Lynne Sullivan is the Chairperson of the Audit Committee. The Board has determined that Ms. Sullivan qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee reviews annually the Company’s corporate performance goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, determines and approves the Chief Executive Office’s compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans; makes recommendations to the Board with respect to the compensation of our executive officers, other than the Chief Executive Officer, and directors; and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. The Compensation Committee has held three meetings, including actions by written consent during 2021.

The members of the Compensation Committee are Dr. Alan Moses, Mr. Jonas Grossman and Dr. Russell Greig, each of whom is an independent director under NYSE American’s listing standards. Dr. Alan Moses is the Chairperson of the Compensation Committee.

The Compensation Committee retained Aon Consulting Inc., or Aon, through its Radford subdivision, part of the Rewards Solutions practice at Aon, an independent compensation consultant, to provide advice with respect to executive, director and non-executive compensation for the fiscal year ended December 31, 2021. The Compensation Committee engaged Aon solely to collect and analyze data regarding executive, director and non-executive compensation at other companies comparable to us. Aon’s primary responsibilities for the fiscal year ended December 31, 2021 included identifying our U.S. and Israel peer group companies, benchmarking the compensation of our directors, Chief Executive Officer, other executive officers and non-executive employees, assessing the competitive positioning of our executive compensation and providing recommendations to the Compensation Committee, which the Compensation Committee considered among the factors it reviewed when determining executive and director compensation. Aon provided peer based data on the competitiveness of our compensation program to the Compensation Committee in respect of the fiscal year ended December 31, 2021.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Specifically, the Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating and Corporate Governance Committee recommends for approval by the Board certain desired qualifications and characteristics for Board membership. Additionally, the Nominating and Corporate Governance Committee establishes and oversees the annual assessment of the performance of the Board as a whole and its individual members. The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity identifying nominees, the Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the Board that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee has held two meetings, including actions by written consent during 2021.

The members of the Nominating and Corporate Governance Committee are Dr. Russell Greig, Mr. Jonas Grossman and Ms. Lynne Sullivan, each of whom is an independent director under NYSE American’s listing standards. Dr. Russell Greig is the Chairperson of the Nominating and Corporate Governance Committee.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the independent directors met four times in executive sessions during the fiscal year ended December 31, 2021. The Chairman of the Board presides at these executive sessions.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, the Board oversees the risk management processes. The Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although the Board administers this risk management oversight function, the Audit Committee supports the Board in discharging its oversight duties and addresses risks inherent in its area of oversight.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at www.biomx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies

Our insider trading policy limits the timing and types of transactions in our securities by our directors, officers, including our named executive officers, and other employees. These persons are prohibited from trading during blackout periods (during the period from and including the time the market closes on the twentieth (20th) calendar day of the third month of any calendar quarter until the time the market opens on the date of the release of quarterly financial information) and, in the case of our directors and officers, without the clearance of our Chief Legal Officer or such person serving in such capacity, or his/her designee. In addition, the policy provides that none of our directors, officers or other employees may engage in the following transactions:

●	engaging in “short sales” and “selling against the box” (a variation of selling short) with respect to securities of the Company;

●	trading in puts, calls, straddles and options for the Company’s securities;

●	trading in securities of the Company on a short-term basis;

●	holding Company securities in a margin account; and

●	entering into hedging or similar transactions with respect to Company securities.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any individual director by sending correspondence to c/o BiomX Inc., 22 Einstein Street, 5th Floor, Ness Ziona 7414003, Israel, Attn: Anat Primovich.

Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent;

●	the number of shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication; and

●	the reason for the communication, any request being made and rationale supporting such request.

Each communication will be reviewed to determine whether it is appropriate for presentation to the Board or such individual director. Examples of inappropriate communications include advertisements, solicitations, hostile communications or communications that do not relate to appropriate company business.

Communications determined to be appropriate for presentation to the Board or such individual director will be submitted prior to the next meeting of the Board.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with the management of the Company. The audit committee has discussed with our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited. (“PwC”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence, and has had discussions with PwC regarding the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee

Lynne Sullivan, Chair
Dr. Gbola Amusa
Dr. Russell Greig

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM SIXTY MILLION (60,000,000) SHARES, PAR VALUE $0.0001 PER SHARE TO ONE HUNDRED AND TWENTY MILLION (120,000,000) SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE

Our Board has unanimously approved an amendment to our Certificate of Incorporation to increase the number of shares of authorized Common Stock from 60,000,000 shares to 120,000,000 shares, as further described below (the “Authorized Share Increase”). If approved, the Authorized Share Increase would be effected by amending Article Fifth of our Certificate of Incorporation. The full text of the proposed amendment to Article Fifth of our Certificate of Incorporation is attached to this Proxy Statement as Annex A.

As of June 29, 2022, we had [●] shares of Common Stock issued and outstanding, and have reserved shares under our existing equity incentive plan and outstanding warrants, as well as for potential issuances under the terms of our 2019 recapitalization in which we agreed to issue additional shares if certain stock price thresholds are met (the “Recapitalization Reservation”). As a result thereof, our flexibility to carry out any future capital raising activities, if any, and grant equity incentives to employees and service providers, if any, may be challenging. Accordingly, our Board believes that the Authorized Share Increase is advisable, and in our stockholders’ best interests in order to give us greater flexibility in considering and planning for future potential business needs. Such needs include, but are not limited to, future capital raising activities, if any, and in order to have sufficient shares to reserve under our existing equity incentive plan, which automatically increases on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “Evergreen Mechanism”). Currently, we have sufficient capital for our current business needs, including for purposes of the Evergreen Mechanism, but we may choose to conduct sales of our equity securities, in public or private transactions, in order to further fund our business needs. If the amendment to our Certificate of Incorporation is adopted, we will have shares of authorized Common Stock available in the event our Board determines that it is necessary and appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to provide additional equity incentives to employees, officers or directors, to establish strategic relationships with corporate partners and/or similar transactions or for other corporate purposes. We do not currently have any plans, arrangements or understandings, whether written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Authorized Share Increase, if approved. The availability of additional shares of Common Stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with a contemplated issuance of Common Stock. If the Authorized Share Increase is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of the Company’s then-current listing market or exchange.

Possible Effects of the Authorized Share Increase

The newly authorized shares of Common Stock will have all the powers, preferences, and rights of the shares of Common Stock presently authorized. Therefore, approval of the Authorized Share Increase would not affect a current Common Stock holder’s rights as a stockholder, except for any dilutive effects of a potential increase in the number of outstanding shares of Common Stock to, among other things, earnings per share, book value per share, and the voting power of current holders of our Common Stock. The Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders until additional shares are issued.

As is true for shares presently authorized but unissued Common Stock, the future issuance of Common Stock authorized by the Authorized Share Increase may, among other things, decrease existing stockholders’ percentage equity ownership, be dilutive to the voting rights of existing stockholders, and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock.

Potential Anti-takeover Effects of the Authorized Share Increase

Since the Authorized Share Increase will provide that the number of authorized shares of Common Stock will be 120,000,000, the Authorized Share Increase, if effected, will result in an increase in the number of authorized but unissued shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and NYSE American) in one or more transactions that could make a change in control or takeover more difficult. The Authorized Share Increase could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of Common Stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Share Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Share Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Share Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Share Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Concurrent Approval of Reverse Stock Split

Concurrently with the approval of the increase in authorized shares of Common Stock, the Company’s stockholders are also being asked to approve a reverse stock split at a ratio of any whole number between 1-for-5 and 1-for-10, as determined by our Board, and an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement the reverse stock split at any time prior to August 24, 2023, if and as determined by the Board (see Proposal 3 below). Approval of this proposal will grant the Board of Directors the authority (but not the obligation), without further action by the stockholders, to carry out such action any time prior to August 24, 2023, one year from the date of the Annual Meeting.

If Proposal 3 is approved by the Company’s stockholders and a reverse stock split is effectuated, a reverse stock split would reduce, on a proportionate basis for each stockholder, the aggregate number of shares of Common Stock outstanding without reducing the total number of shares of Common Stock authorized for issuance, whether or not such number remains at 60,000,000 or is increased to 120,000,000 by this Proposal 2.

The current proposal to increase the number of authorized shares of Common Stock to 120,000,000 has no bearing on our Board’ ability to effect a reverse stock split, if concurrently authorized by stockholders pursuant to Proposal 3 below. Any Board determination as to whether to effect a reverse stock split and, if so, at what ratio, would be based on the considerations presented in Proposal 3 below. Notwithstanding approval of the proposed amendment by our stockholders, our Board may, at its sole option, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM SIXTY MILLION (60,000,000) SHARES, PAR VALUE $0.0001 PER SHARE TO ONE HUNDRED AND TWENTY MILLION (120,000,000) SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE

PROPOSAL 3: AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10

Our Board proposes that our stockholders approve a proposal to authorize our Board to effect a reverse stock split of all outstanding shares of our Common Stock, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion, any time before August 24, 2023, one year from the date of the Annual Meeting (the “Reverse Stock Split”), in order to, among other reasons, assist the Company’s potential capital-raising efforts and cause the Common Stock to trade at a price high enough for investors with price minimums to invest. Further, although the NYSE American does not require listed securities to trade at a minimum price per share, our Board believes that increasing the share price through the Reverse Stock Split could help maintain listing on the NYSE American. If this proposal is approved, our Board would have the authority to effect one Reverse Stock Split. Our Board believes that approval of a proposal providing our Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give our Board the flexibility to set the ratio in accordance with current market conditions and therefore allow our Board to act in the best interests of the Company and our stockholders.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

If our stockholders grant our Board the authority to effect a Reverse Stock Split, we would file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (“Certificate of Amendment”), with the Delaware Secretary of State to effect the proposed Reverse Stock Split, in substantially the form attached to this proxy statement as Annex B, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by our Board. Our Board has unanimously approved and declared advisable the proposed Certificate of Amendment. If the proposed Reverse Stock Split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced. However, the Board will retain the authority not to effect the Reverse Stock Split even if we receive stockholder approval. If the Certificate of Amendment is not filed with the Secretary of State of the State of Delaware prior to August 24, 2023, the Reverse Stock Split will be abandoned, without any further effect. Thus, subject to stockholder approval, the Board, at its discretion, may cause the filing of the Certificate of Amendment to effect a Reverse Stock Split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial because it may:

●	improve the perception of our Common Stock as an investment security;

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

●	decrease price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price;

●	appeal to a broader range of investors to generate greater investor interest in us;

●	reduce stockholder transaction costs for our investors because brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks;

●	help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization; and

●	provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, stock splits and other corporate purposes.

You should consider that, although our Board believes that a Reverse Stock Split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed Reverse Stock Split and the general economic environment), the market price of a company’s shares of Common Stock may in fact decline in value after a Reverse Stock Split. You should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any Reverse Stock Split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a Reverse Stock Split declines. We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios between 1-for-5 and 1-for-10, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board.

Shares outstanding at June 29, 2022	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares outstanding
[●]	1-for-5	[●]	[●]	%
[●]	1-for-7.5	[●]	[●]	%
[●]	1-for-10	[●]	[●]	%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would change resulting from the adjustment for fractional shares.

Effect on Options and Warrants. In addition, we would adjust all outstanding shares underlying any options and warrants entitling the holders to purchase our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would increase the exercise price in accordance with the terms of each instrument proportionately based on the ratio of the Reverse Stock Split. Also, we would reduce the number of shares reserved for issuance under our existing 2015 Employee Stock Option Plan for Key Employees of BiomX Israel (the “2015 Plan”), the BiomX Inc. (formerly known as Chardan Healthcare Acquisition Corp.) 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”) and the Recapitalization Reservation, proportionately based on the ratio of the Reverse Stock Split. A Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock, except that the number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

Other Effects on Outstanding Shares. If we implement a Reverse Stock Split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic and current reports and comply with other requirements of the Exchange Act. Our Common Stock should continue to be listed on the NYSE American under the symbol “PHGE”.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire shares of our Common Stock. We will not change the number of shares of Common Stock currently authorized unless Proposal 2 is approved by the stockholders, in which case we will increase the authorized shares of Common Stock. However, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split, regardless of whether Proposal 2 has been approved.

As of June 29, 2022, we had (i) 60,000,000 shares of authorized Common Stock, par value $0.0001 per share, of which [●] shares of Common Stock were issued and outstanding, and (ii) 1,000,000 shares of authorized preferred stock, par value $0.0001 per share, none of which were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split, with the exception of our current commitments, including our obligations to issue shares of Common Stock upon exercise of outstanding warrants or options.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, as amended. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon a Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

No fractional shares will be issued. Any fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Potential Anti-Takeover Effect

This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of our Board. A relative increase in our authorized shares could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and NYSE American) in one or more transactions that could make a change in control or takeover more difficult. The Reverse Stock Split could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of Common Stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the Reverse Split with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the material U.S. federal income tax consequences of the Reverse Stock Split is based on existing law, and is limited to U.S. holders of our shares. For purposes of this discussion, a U.S. holder is any beneficial owner of our shares that is:

●	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal tax laws;

●	an entity treated as a corporation for federal tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses U.S. holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships, broker-dealers and tax-exempt entities. persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to U.S. holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the Reverse Stock Split.

In general, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the Reverse Stock Split will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the Reverse Stock Split will include the holding period of the Common Stock exchanged therefor.

Board Discretion to Implement the Reverse Stock Split

If the proposed Reverse Stock Split is approved at the Meeting, our Board, in its sole discretion, may determine to implement the Reverse Stock Split at any time as the Board shall determine before August 24, 2023. Notwithstanding the approval of the Reverse Stock Split amendment at the Meeting, our Board, in its sole discretion, may determine not to implement the Reverse Stock Split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT ONE REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10 AT SUCH TIME AS OUR BOARD SHALL DETERMINE, IN ITS SOLE DISCRETION, ANY TIME BEFORE AUGUST 24, 2023

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2022

As previously reported, on April 23, 2021, our Audit Committee dismissed Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm (the “Former Auditor”), as our independent registered public accounting firm, effective after their completion of the review of our consolidated financial statements for the three months ended March 31, 2021. In addition, on April 23, 2021, our Audit Committee appointed Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Independent Auditors”), effective immediately upon the dismissal of our Former Auditors. On April 17, 2022, our Audit Committee re-appointed our Independent Auditors, as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Independent Auditors”). We do not expect to have a representative of the Independent Auditors attend the Annual Meeting.

The audit reports of the Independent Auditors on our financial statements for the fiscal year ended December 31, 2021, and of the Former Auditor on our financial statements for the fiscal year ended December 31, 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2020, and the subsequent interim period through April 19, 2021, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal year ended December 31, 2020, and the subsequent interim period through April 19, 2021, neither we, nor anyone on our behalf, consulted the Independent Auditors regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by the Independent Auditors that the Independent Auditors concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Our organizational documents do not require that the stockholders ratify the re-election of the Independent Auditors as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders fail to ratify the re-election, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the re-election is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and pre-approves all non-audit services provided by our independent registered public accounting firm before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

●	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which the services are provided;

●	such services were not recognized as non-audit services at the time of the relevant engagement; and

●	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees billed by us to Kesselman & Kesselman, Certified Public Accountants (Isr.) for the fiscal year ended December 31, 2021 and to Brightman Almagor Zohar & Co. for the fiscal year ended December 31, 2020.

	Fiscal year ended December 31, 2021	Fiscal year ended December 31, 2020
Audit fees(1)	$108,000	$70,000
Audit-related fees(2)	$63,612	$25,000
Tax fees(3)	$—	$2,700
All other fees	$—	$—
Total fees	$171,612	$97,700

(1)	Audit Fees include fees for professional services rendered for the quarterly reviews of the interim consolidated financial statements and the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K.
(2)	Audit-Related Fees include fees for services that were reasonably related to the performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as for services in connection with an Open Market Sale Agreement SM we entered with Jefferies LLC on December 4, 2020, our July 2021 equity offering and a registration statement filed for the re-sale of certain shares of common stock by a selling stockholder.
(3)	Tax Fees include fees for tax compliance and tax advice.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KESSELMAN & KESSELMAN, CERTIFIED PUBLIC ACCOUNTANTS (ISR.), A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards(2) ($)(2)	All Other Compensation ($)(1)(3)	Total ($)(1)
Jonathan Solomon	2021	391,077	193,231	653,966	96,723	1,334,997
Chief Executive Officer	2020	338,860	139,636	537,565	85,756	1,101,817
Assaf Oron	2021	248,314	52,953	144,176	50,770	496,213
Chief Business Officer	2020	204,309	57,264	138,893	43,416	443,882
Dr. Merav Bassan	2021	278,865	94,138	240,541	76,066	689,610
Chief Development Officer	2020	255,714	84,557	319,971	70,595	730,837

(1)	All payments were originally made in New Israeli Shekels (“NIS”), and were translated into USD using the annual average USD/NIS exchange rate for each fiscal year.
(2)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 13.B. of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2021 and 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.
(3)	Amounts in this column represent additional payments for welfare benefits, disability insurance and other customary or mandatory social benefits to employees in Israel.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2021:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date
Jonathan Solomon	11/13/2016	167,434	-	0.54	01/07/2027
	03/26/2017	182,133	-	1.69	03/26/2027
	05/22/2018	176,503	25,215	1.97	05/21/2028
	03/29/2019	195,733	88,968	2.03	03/29/2029
	03/25/2020	63,000	81,000	6.21	03/25/2030
	03/30/2021	-	152,000	7.02	03/30/2031
Dr. Merav Bassan	10/10/2019	94,999	94,998	10.00	10/10/2029
	03/30/2021	-	47,500	7.02	03/30/2031
Assaf Oron	03/26/2017	155,363	-	1.69	03/26/27
	05/22/2018	72,337	10,330	1.97	05/21/28
	03/29/2019	32,289	14,677	2.03	03/29/29
	03/25/2020	13,782	17,718	6.21	03/25/30
	03/30/2021	-	33,250	7.02	03/30/31

(1)	Unless otherwise indicated, options vest and become exercisable as follows: 25% of the options on the first anniversary of the “vesting commencement date” (as defined in the applicable notice of option grant) and, thereafter, in 12 equal quarterly installments of 6.25% each.

Option Awards

Prior to the Business Combination, option awards were granted to our named executive officers under the 2015 Plan. Option awards granted to our named executive officers after the closing of the Business Combination are granted pursuant to the 2019 Plan. In each case, one fourth of the options vest and become exercisable on the first anniversary of the grant date, and the remainder of the options vest and become exercisable in 12 equal quarterly instalments, subject to the named executive officer’s continued employment; provided that the options will vest and become exercisable in the event the named executive officer is terminated within the twelve (12) month period following the occurrence of a Change in Control (as defined in the applicable grant agreement) as a result of an involuntary termination without Cause (as defined in the applicable grant agreement) or a voluntary termination with Good Reason (as defined in the applicable grant agreement). Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death or disability. In the event of death or disability, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

Bonus Awards

We have an annual corporate and individual goal-setting and review process for our named executive officers that is the basis for the determination of potential annual bonuses. Each of our named executive officers is eligible for annual performance-based bonuses of up to a specific percentage of their salary, ranging from 40% to 50% subject to approval by the Board or the Compensation Committee. The performance-based bonus is tied to a set of specified corporate and/or individual goals and objectives reviewed and approved by the Board, such as clinical and development milestones, meeting budget and strategic goals, and we conduct an annual performance review to determine the attainment of such goals and objectives. Our management may propose bonus awards to the Board primarily based on such review process. The Compensation Committee makes the final determination of the achievement of both the specified corporate and strategic objectives and the eligibility requirements for and the amount of such bonus awards and recommends a bonus award payout to the Board for approval. For the fiscal year 2021, bonuses were paid out based on advancing or development plans, the satisfaction of certain product candidate development milestones and strategic objectives.

Employment Agreements

Below are descriptions of our employment agreements with our named executive officers.

Jonathan Solomon

Pursuant to an employment agreement dated February 1, 2016, by and between BiomX Israel and Mr. Solomon, as the Chief Executive Officer of BiomX Israel, Mr. Solomon is entitled to a base salary of NIS 64,000, or approximately $19,500, per month, and an additional gross payment of NIS 16,000, or approximately $4,900, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Mr. Solomon’s Salary”). Starting April 1, 2021, Mr. Solomon was entitled to a base salary of NIS 82,400, or approximately $25,100, per month, and overtime payment of NIS 20,600 or approximately $6,300, per month, and starting April 1, 2022, Mr. Solomon is entitled to a base salary of NIS 96,000, or approximately $30,000, per month, and overtime payment of NIS 24,000 or approximately $7,500, per month.

BiomX Israel also makes customary contributions on Mr. Solomon’s behalf to a pension fund or a managers insurance company, at Mr. Solomon’s election, in an amount equal to 8.33% of his Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of the Salary in case Mr. Solomon is insured through a managers insurance policy, or 6.50% of Mr. Solomon’s Salary in case Mr. Solomon is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Solomon chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure him under a work disability insurance policy at the rate required to insure 100% of Mr. Solomon’s Salary and for this purpose will contribute an amount of up to 2.50% of Mr. Solomon’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are intended to be in lieu of statutory severance pay that Mr. Solomon would otherwise be entitled to receive from BiomX Israel in accordance with Severance Pay Law 5723-1963 (the “Severance Pay Law”). BiomX Israel also contributes 7.50% of Mr. Solomon’s monthly salary to a recognized educational fund. BiomX Israel also reimburses Mr. Solomon for automobile maintenance and transportation expenses of NIS 2,000, or $610 per month. Mr. Solomon is also entitled to non-statutory 12 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Mr. Solomon waives all claims and continues to comply with the other terms of his employment agreement.

Assaf Oron

Pursuant to an employment agreement dated January 1, 2017, by and between BiomX Israel and Mr. Oron, he serves as our Chief Business Officer. Mr. Oron is entitled to a base salary of NIS 31,500, or approximately $9,692, per month, and an additional gross payment of NIS 8,500, or approximately $2,615, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Mr. Oron’s Salary”). Starting April 1, 2021, Mr. Oron’s base salary is NIS 51,040 or approximately $17,600, per month, and an additional gross payment of NIS 12,760 or approximately $4,400, per month. Starting March 1, 2022, Mr. Oron’s employment agreement was amended to reflect 25% of full time. All components of his employment were adjusted proportionally.

BiomX Israel also makes customary contributions on Mr. Oron’s behalf to a pension fund or a managers insurance company, at Mr. Oron’s election, in an amount equal to 8.33% of Mr. Oron’s Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of Mr. Oron’s Salary in case Mr. Oron is insured through a managers insurance policy, or 6.50% of Mr. Oron’s Salary in case Mr. Oron is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Oron chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure him under a work disability insurance policy at the rate required to insure 75% of Mr. Oron’s Salary and for this purpose will contribute an amount of up to 2.50% of Mr. Oron’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Mr. Oron would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Mr. Oron’s monthly Salary (not to exceed NIS 15,712, or approximately $4,834) to a recognized educational fund. The Company reimburses Mr. Oron for automobile maintenance and transportation expenses of NIS 2,500, or approximately $762, per month. Mr. Oron is also entitled to non-statutory 9 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Mr. Oron waives all claims and continues to comply with the other terms of his employment agreement.

Dr. Merav Bassan

Pursuant to an employment agreement dated August 26, 2019, by and between BiomX Israel and Dr. Bassan, as the Chief Development Officer of BiomX Israel, Dr. Bassan is entitled to a base salary of NIS 56,000, or approximately $17,230, per month, and an additional gross payment of NIS 14,000, or approximately $4,307, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Dr. Bassan’s Salary”). Starting April 1, 2021, Dr. Bassan’s base salary was NIS 57,600 or approximately $17,600, per month, and an additional gross payment of NIS 14,400 or approximately $4,400, per month. Starting April 1, 2022, Dr. Bassan is entitled to a base salary of NIS 60,400, or approximately $18,900, per month, and an additional gross payment of NIS 15,100 or approximately $4,700, per month.

BiomX Israel also makes customary contributions on Dr. Bassan’s behalf to a pension fund or a managers insurance company, at Dr. Bassan’s election, in an amount equal to 8.33% of Dr. Bassan’s Salary, allocated to a fund for severance pay, and an additional amount equal to 7.30% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a managers insurance policy, or 6.50% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Dr. Bassan chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Dr. Bassan’s Salary and for this purpose will contribute an amount of up to 2.50% of the Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Dr. Bassan would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Dr. Bassan’s monthly Salary to a recognized educational fund. The Company reimburses Dr. Bassan for automobile maintenance and transportation expenses of NIS 2,500, or approximately $762, per month. Dr. Bassan is also entitled to non-statutory 9 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Dr. Bassan waives all claims and continues to comply with the other terms of her employment agreement.

Director Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

●	the chairman of the Board receives an annual retainer of $100,000 (inclusive of annual committee chairmanship and membership);

●	each member of our Audit, Compensation and Nominating and Corporate Governance Committees, other than the chairperson, receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and

●	each chairperson of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their reasonable travel, lodging and other out-of-pocket expenses incurred relating to their attendance at Board and committee meetings.

Each non-employee director also receives an annual award of options to purchase our Common Stock. One-fourth of each Annual Option Award vests on the first anniversary of the date of grant, and the remainder of the annual option award vests in 12 equal quarterly installments, subject to such director’s continued service on the Board. The Company’s policy is to grant options based, among other things, on the recommendations of a compensation consultant. In 2021, the Company granted 15,200 options to each non-employee director and 30,400 to the Chairman of the Board.

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2021 for their service on our Board. Mr. Jonathan Solomon, a director who is also our employee, received no additional compensation for his service as a director and is not set forth in the table below:

Name	Fees earned or paid in cash ($)	Option Awards(2)(3)	All other compensation(4)	Total ($)
Dr. Russell Greig	100,500	117,584	—	218,084
Dr. Gbola Amusa	42,500	58,792	—	101,292
Jonas Grossman	44,000	58,792	—	102,792
Dr. Alan Moses	35,000	71,966	25,000	131,966
Paul Sekhri(1)	45,000	71,966	—	116,966
Lynne Sullivan	54,000	58,792	—	112,792
	321,000	437,892	25,000	783,892

(1)	Effective as of March 29, 2022, this director resigned and no longer serves on the Board.
(2)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 13.B. of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.
(3)	As of December 31, 2021, we had outstanding grants to our non-executive directors aggregating 218,400 options of which 43,000 were exercisable or vested, as the case may be, as follows:
Name	Total of options granted	Total of options exercisable and vested
Russell Greig	62,400	14,000
Dr. Gbola Amusa	31,200	7,000
Jonas Grossman	31,200	7,000
Dr. Alan Moses	31,200	4,000
Paul Sekhri	31,200	4,000
Lynne Sullivan	31,200	7,000
Total	218,400	43,000

(4)	Amounts in this column represent payments made to Dr. Moses as compensation for consulting services to BiomX Israel. Starting January 1, 2021, Dr. Moses provides additional consulting services to the Company for an annual fee of $25,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Our Related-Person Transactions Policy requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). For as long as the Company qualifies as a “smaller reporting company” as defined under Rule 12b-2 under the Exchange Act, a related-person transaction is defined under our Related-Person Transactions Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any Related Person (as defined in the policy) are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any Related Person had or will have a direct or indirect material interest. If the Company ceases to be a smaller reporting company, a related-person transaction will be defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any Related Person are, were or will be participants in which the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy.

In the event that the Company proposes to enter into, or materially amend, a related-person transaction, management of the Company shall present such related-person transaction to the Audit Committee for review, consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any Related Person(s) in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) the purpose of the transaction, (d) all of the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, the amount of principal that would be involved, (e) the benefits to the Company of the proposed related-person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related-person transaction is on terms that are comparable to the terms available to or from, as the case may be, unrelated third parties that would have been negotiated at arm’s length, and (h) management’s recommendation with respect to the proposed related-person transaction knowing that there is a potential or actual conflict that will arise of the matter proceeds to fruition. In the event the Audit Committee is asked to consider whether to ratify an ongoing related-person transaction, in addition to the information identified above, the presentation must include (i) a description of the extent of work performed and remaining to be performed in connection with the transaction, (ii) an assessment of the potential risks and costs of termination of the transaction, and (iii) where appropriate, the possibility of modification of the transaction.

The Committee, in approving or rejecting the proposed related-person transaction, will consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms and timing of the transaction, (d) the availability of other sources of comparable services or products, (e) the terms available to or from, as the case may be, unrelated third parties, and (f) how the related-person transaction was realized and communicated to the Audit Committee as required under the Related-Person Transactions Policy. The Audit Committee will approve only those related-person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Other than compensation, termination, change in control and other arrangements, which are described in “Executive Officer and Director Compensation,” our only related-person transaction since January 1, 2021 consisted of a Securities Purchase Agreement we entered into on July 26, 2021 with certain institutional investors, all of the Company’s directors and certain executive officers for the sale of an aggregate of 3,750,000 shares of Common Stock and warrants to purchase an aggregate of 2,812,501 shares of Common Stock in a registered direct offering, for gross proceeds of $15.0 million, before deducting placement agent fees and offering expenses and assuming that none of the warrants are exercised. The securities were sold at a price of $4.00 per share and an accompanying warrant to purchase 0.75 of a share of the Company’s Common Stock at an exercise price of $5.00 per share. The warrants will be exercisable six months after the date of issuance and will expire five years from the date such warrant first becomes exercisable. The warrants issued were classified as equity in accordance with ASC 815-40. The securities were offered pursuant to the Company’s effective registration statement on Form S-3. All proceeds were received as of July 28, 2021. Of these proceeds, an aggregate of 125,000 shares of Common Stock and 93,750 warrants were sold to directors and certain executive officers for gross proceeds of $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 29, 2022 (except as otherwise indicated) based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our named executive officers and directors; and (iii) all our executive officers and directors as a group. Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be, and includes shares of our Common Stock which each beneficial owner has the right to acquire within 60 days of June 29, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. We have based our calculation of beneficial ownership on [●] shares of our Common Stock outstanding as of June 29, 2022.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Chidozie Ugwumba(2) c/o SymBiosis CapitalManagement, LLC 609 SW 8th St., Suite 365 Bentonville, AR 72712	5,512,846	[●]	%
MMCAP International Inc. SPC(3) c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay, P.O. Box 1348 Grand Cayman, KY1-1108, Cayman Islands	2,115,639	[●]	%
Johnson & Johnson Innovation – JJDC, Inc.(4) Johnson & Johnson Innovation – JJDC, Inc. 410 George Street New Brunswick, NJ 08901	2,133,402	[●]	%
OrbiMed Advisors Israel Limited OrbiMed Israel GP Ltd. OrbiMed Israel Partners, Limited Partnership(5) 89 Medinat Hayehudim St. Building E Herzliya 4614001 Israel	3,188,489	[●]	%
Directors and Named Executive Officers
Jonathan Solomon(6)	[●]	[●]	%
Dr. Russell Greig(7)	[●]	[●]	%
Dr. Gbola Amusa(8)	[●]	[●]	%
Jonas Grossman(9)	[●]	[●]	%
Lynne Sullivan(10)	[●]	[●]	%
Dr. Alan Moses(11)	[●]	[●]	%
Dr. Merav Bassan(12)	[●]	[●]	%
Assaf Oron(13)	[●]	[●]	%
All directors and executive officers as a group (9 persons)	[●]	[●]	%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 5th Floor, Ness Ziona 7414003, Israel.

(2)	Based solely on information contained in Form 13G filed with the SEC on February 14, 2022.
(3)	Based solely on information contained in Form 13G/A filed with the SEC on February 4, 2022. Such 13G/A was also jointly filed by MM Asset Management Inc. with an address at 161 Bay Street,
TD Canada Trust Tower Ste 2240, Toronto, ON M5J 2S1 Canada.
(4)	Based solely on information contained in Form 13G filed with the SEC on November 26, 2019. Johnson & Johnson Innovation-JJDC, Inc. has voting and dispositive power over 2,133,402 shares of common stock.
(5)	Represents 1,672,150 shares of Common Stock held directly by OrbiMed Israel Partners, Limited Partnership (“OIP LP”) and 641,339 shares of Common Stock held directly by OrbiMed Israel Incubator L.P. (“OII LP”). OrbiMed Israel BioFund GP Limited Partnership (“BioFund GP LP”) is the general partner of each of OIP LP and OII LP, and OrbiMed Israel GP Ltd. (“Israel GP”) is the general partner of BioFund GP LP. OrbiMed Advisors Israel Limited (“Advisors Israel Ltd”) is the majority shareholder of Israel GP. As a result, Advisors Israel Ltd and Israel GP may be deemed to have shared voting and investment power over all of the shares of Common Stock held by each of OIP LP and OII LP, and both Advisors Israel Ltd and Israel GP may be deemed to directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by each of OIP LP and OII LP. Advisors Israel Ltd exercises this investment power through an investment committee comprised of Carl L. Gordon, Jonathan T. Silverstein, Nissim Darvish, Anat Naschitz, and Erez Chimovits, each of whom disclaims beneficial ownership of the shares held by OIP LP and OII LP. Based solely on information contained in Form 13D filed with the SEC on November 7, 2019.
(6)	Consists of 901,606 options that are exercisable and 9,500 additional options that will become exercisable within 60 days of June 29, 2022.
(7)	Consists of 3,750 shares of Common Stock, 2,813 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 25,600 options that are exercisable and 1,900 additional options that will become exercisable within 60 days of June 29, 2022.
(8)	Consists of 262,871 shares of Common Stock, 294,940 warrants (entitling the holder to acquire up to 156,845 shares of Common Stock), 12,800 options that are exercisable and 950 additional options that will become exercisable within 60 days of June 29, 2022.
(9)	Consists of 372,717 shares of Common Stock, 744,564 warrants (entitling the holder to acquire up to 386,345 shares of Common Stock), 12,800 options that are exercisable and 950 additional options that will become exercisable within 60 days of June 29, 2022.
(10)	Consists of 12,500 shares of Common Stock, 9,375 warrants (entitling the holder to acquire up to 9,375 shares of Common Stock), 12,800 options that are exercisable and 950 additional options that will become exercisable within 60 days of June 29, 2022.
(11)	Consists of 9,800 options that are exercisable and 1,950 additional options that will become exercisable within 60 days of June 29, 2022.
(12)	Consists of 130,624 options that are exercisable and 14,844 additional options that will become exercisable within 60 days of June 29, 2022.
(13)	Consists of 302,222 options that are exercisable and 2,078 additional options that will become exercisable within 60 days of June 29, 2022.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or the Company. Direct your written request to: BiomX Inc., 22 Einstein Street, 5th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended by our Form 10-K/A filed with the Securities and Exchange Commission on May 2, 2022) is available without charge upon written request to: BiomX Inc., 22 Einstein Street, 5th Floor, Ness Ziona 7414003, Israel, Attention: Anat Primovich.

Annex A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOMX INC.

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended by deleting Article FIFTH thereof in its entirety and replacing in lieu of said Article the following new Article FIFTH:

“FIFTH:2 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 121,000,000, of which 120,000,000 shares shall be common stock, par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ___ day of __________ 2022.

BIOMX INC.

By:
Jonathan Solomon
Chief Executive Officer

Annex B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOMX INC.

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended by inserting into Article FIFTH thereof, immediately after the last sentence of the first paragraph, the following:

“…Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each [●]1 shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock (the “Reverse Stock Split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.”

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 222 and 242 of the DGCL.

***

1 By approving this Certificate of Amendment, stockholders are approving one, and only one, reverse stock split ratio of between 1:5 and 1:10 shares of our Common Stock into one share. The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the corporation to be in the best interests of the corporation and its stockholders following stockholder approval of this amendment and prior to the time of filing of the Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ___ day of __________ 2022.

BIOMX INC.

By:
Jonathan Solomon
Chief Executive Officer

BIOMX INC.
22 EINSTEIN ST., FLOOR 5
NESS ZIONA 7414003, ISRAEL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PHGE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed on your proxy card in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88469-P77417 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMX INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class II directors to serve until the 2025 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Class II Nominees:

01) Dr. Gbola Amusa
02) Jonas Grossman

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D88470-P77417

BIOMX INC.
Annual Meeting of Stockholders
August 24, 2022 8:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM, Eastern Time on August 24, 2022, at www.virtualshareholdermeeting.com/PHGE2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side, and FOR proposals 2, 3 and 4 and, in the discretion of the proxies, upon such other business as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side.